CITICORP
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
(In Millions)

                                                       YEAR ENDED DECEMBER 31,                                    Three Months
                                                                                                                    March 31,
EXCLUDING INTEREST ON DEPOSITS:                     1999        1998        1997        1996        1995        2000        1999
                                                   ------      ------      ------      ------      ------      ------      ------

FIXED CHARGES:
     INTEREST EXPENSE (OTHER THAN
        INTEREST ON DEPOSITS)                       3,925       4,162       4,042       3,911       4,574         958       1,201
     INTEREST FACTOR IN RENT EXPENSE                  205         190         169         159         150          54          52
                                                   ------      ------      ------      ------      ------      ------      ------

        TOTAL FIXED CHARGES                         4,130       4,352       4,211       4,070       4,724       1,012       1,253
                                                   ------      ------      ------      ------      ------      ------      ------

INCOME:
     INCOME BEFORE TAXES                            8,293       4,916       6,109       6,377       5,929       3,357       1,928
     FIXED CHARGES                                  4,130       4,352       4,211       4,070       4,724       1,012       1,253
                                                   ------      ------      ------      ------      ------      ------      ------

        TOTAL INCOME                               12,423       9,268      10,320      10,447      10,653       4,369       3,181
                                                   ======      ======      ======      ======      ======      ======      ======

RATIO OF INCOME TO FIXED CHARGES
     EXCLUDING INTEREST ON DEPOSITS                  3.01        2.13        2.45        2.57        2.26        4.32        2.54
                                                   ======      ======      ======      ======      ======      ======      ======

INCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
     INTEREST EXPENSE                              14,700      15,671      13,655      12,885      13,476       3,761       4,066
     INTEREST FACTOR IN RENT EXPENSE                  205         190         169         159         150          54          52
                                                   ------      ------      ------      ------      ------      ------      ------

        TOTAL FIXED CHARGES                        14,905      15,861      13,824      13,044      13,626       3,815       4,118
                                                   ------      ------      ------      ------      ------      ------      ------

INCOME:
     INCOME BEFORE TAXES                            8,293       4,916       6,109       6,377       5,929       3,357       1,928
     FIXED CHARGES                                 14,905      15,861      13,824      13,044      13,626       3,815       4,118
                                                   ------      ------      ------      ------      ------      ------      ------

        TOTAL INCOME                               23,198      20,777      19,933      19,421      19,555       7,172       6,046
                                                   ======      ======      ======      ======      ======      ======      ======

RATIO OF INCOME TO FIXED CHARGES
     INCLUDING INTEREST ON DEPOSITS                  1.56        1.31        1.44        1.49        1.44        1.88        1.47
                                                   ======      ======      ======      ======      ======      ======      ======

On August 4, 1999, CitiFinancial Credit Company ("CCC"), an indirect wholly owned subsidiary of Citigroup, became a subsidiary of Citicorp Banking Corporation, a wholly owned subsidiary of Citicorp Banking Corporation, a wholly owned subsidiary of Citicorp. Citicorp has issued a guarantee of all outstanding long-term debt and commercial paper of CCC.